Exhibit 99.7

SUBORDINATION AGREEMENT

This Subordination Agreement is made as of May 5, 2011, by and between GCP VIII LLC, a Delaware limited liability company (“Purchaser”), and Four Rivers BioEnergy Inc., a Nevada corporation (“Company”).

Recitals

A.

Pursuant to that certain Securities Purchase Agreement (“Purchase Agreement”) dated as of the date hereof by and between Company and Purchaser, Company agreed to sell and issue Debentures (as defined in Purchase Agreement) to Purchaser.

B.

Four Rivers Real Estate Inc. (f/k/a Four Rivers STT Developments, Inc.), a Kentucky corporation, and The Four Rivers BioEnergy Company, Inc., a Kentucky corporation (each a “Subsidiary” and collectively the “Subsidiaries”) are wholly owned subsidiaries of Company.

C.

Each Subsidiary has executed and delivered to Purchaser a Subsidiary Guarantee (collectively, the “Subsidiary Guarantees”) in favor of Purchaser agreeing to guarantee and act as surety for Company’s obligations under the Debentures and related obligations.

D.

Company and the Subsidiaries have executed and delivered to Purchaser a Security Agreement granting a security interest in certain properties and assets of Company and the Subsidiaries to secure Company’s obligations under the Debentures and the Subsidiaries’ obligations under the Subsidiary Guarantees.

E.

The Subsidiaries have executed and delivered to Purchaser a Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated May 5, 2011 and recorded in Mortgage Book 716 at Page 269 in the Marshall County Court Clerk’s Office (the “Purchaser’s Mortgage”) granting a lien on the properties and assets of the Subsidiaries to secure Subsidiaries’ obligations under the Subsidiary Guarantees.

F.

Company has extended loans or other credit accommodations to the one or more of the Subsidiaries, and/or may extend loans or other credit accommodations to the Subsidiaries from time to time.

G.

In order to induce Purchaser to extend credit to Company and, at any time or from time to time, at Purchaser’s option, to make such further loans, extensions of credit, or other accommodations to or for the account of Company, or to purchase or extend credit upon any instrument or writing in respect of which Company may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Purchaser may deem advisable, Company is willing to subordinate, on the terms hereof:  (i) all of each Subsidiary’s indebtedness and obligations to Company to all of the Subsidiary’s indebtedness and obligations to Purchaser; and (ii) all of Company’s security interests in each Subsidiary’s properties and assets to all of Purchaser’s security interests in such Subsidiary’s properties and assets.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.

Company subordinates all of each Subsidiary’s indebtedness and obligations to Company, whether presently existing or arising in the future (the “Subordinated Debt”), to all of such Subsidiary’s indebtedness and obligations to Purchaser, whether presently existing or arising in the future, including without limitation the obligations under the Subsidiary Guarantees, the obligations under the Security Agreement and the obligations secured by the Purchaser’s Mortgage, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against the Subsidiary of any bankruptcy, reorganization or similar proceeding (the “Senior Debt”).

2.

Company subordinates to Purchaser any security interest or lien that Company may have in any properties or assets of each Subsidiary, including without limitation the security interest or lien granted to Company by Subsidiaries by that certain mortgage dated December 31, 2009, and recorded in Mortgage Book 684 at Page 254 in the Marshall County Court Clerk’s Office.  Notwithstanding the respective dates of attachment or perfection of the security interest or lien of Company and the security interest or lien of Purchaser, including without limitation the security interest or lien in any properties or assets granted to Purchaser by Subsidiaries by the Purchaser’s Mortgage, the security interest or lien of Purchaser in the properties and assets of the Subsidiaries shall at all times be senior to the security interest or lien of Company.

3.

All Subordinated Debt is subordinated as to all rights, including without limitation the right of payment, to all obligations of each Subsidiary to Purchaser for the Senior Debt.

4.

Company will not:  (a) demand or receive from a Subsidiary (and a Subsidiary will not pay to Company) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise; (b) exercise any right or remedy or take any enforcement action regarding any properties or assets of a Subsidiary; or (c) commence, or cause to be commenced, prosecute or participate in any administrative, legal or equitable action against a Subsidiary or any properties or assets of a Subsidiary, for as long as any Senior Debt remains outstanding.

5.

If Company sends a Subsidiary a notice of default under the Subordinated Debt, Company shall use best efforts to promptly deliver a copy of the notice of default to Purchaser, but failure to do so shall not, in and of itself, be a breach of this Agreement nor affect any of Company’s rights in respect of the Subordinated Debt.  If Purchaser sends a Subsidiary a notice of default under the Senior Debt, Purchaser shall use best efforts to promptly deliver a copy of the notice of default to Company, but failure to do so shall not, in and of itself, be a breach of this Agreement nor affect any of Purchaser’s rights in respect of the Senior Debt.

6.

Company shall promptly deliver to Purchaser in the form received (except for endorsement or assignment by Company where required by Purchaser) for application to the Senior Debt any payment, distribution, security or proceeds received by Company with respect to the Subordinated Debt other than in accordance with this Agreement.

7.

In the event of a Subsidiary’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Purchaser’s claims against the Subsidiary and the estate of the Subsidiary shall be paid in full before any payment is made to Company.

8.

Until the Senior Debt is fully paid in cash and Purchaser’s arrangements to lend any funds to Company has been terminated, Company irrevocably appoints Purchaser as Company’s attorney-in-fact, and grants to Purchaser a power of attorney with full power of substitution, in the name of Company or in the name of Purchaser, for the use and benefit of Purchaser, without notice to Company, to perform at Purchaser’s option the following acts in any bankruptcy, insolvency or similar proceeding involving a Subsidiary:

(i)

To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Company if Company does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Purchaser elects, in its sole discretion, to file such claim or claims; and

(ii)

To accept or reject any plan of reorganization or arrangement on behalf of Company and to otherwise vote Company’s claims in respect of any Subordinated Debt in any manner that Purchaser deems appropriate for the enforcement of its rights hereunder.

9.

Company shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. Company hereby agrees that any financing statements filed by Company against a Subsidiary shall contain the following: “In accordance with a certain Subordination Agreement by and among the Secured Party, the Debtor and GCP VIII LLC, the Secured Party has subordinated any security interest or lien that Secured Party may have in any properties or assets of the Debtor to the security interest of GCP VIII LLC in all assets of the Debtor, notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Party and GCP VIII LLC.”

10.

No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that Company may have in any properties or assets of a Subsidiary.

11.

If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Purchaser for any reason (including, without limitation, the bankruptcy of a Subsidiary), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Company shall immediately pay over to Purchaser all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder.  At any time and from time to time, without notice to Company, Purchaser may take such actions with respect to the Senior Debt as Purchaser, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to a Subsidiary, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against the Subsidiary or any other person.  No such action or inaction shall impair or otherwise affect Purchaser’s rights hereunder.

12.

This Agreement shall bind any successors or assignees of Company and shall benefit any successors or assigns of Purchaser.  This Agreement shall remain effective until (i) the Senior Debt is fully paid in cash or other good funds acceptable to Purchaser and (ii) Purchaser has no commitment or obligation to lend any further funds to Company. This Agreement is solely for the benefit of Company and Purchaser and not for the benefit of either Subsidiary or any other party.  Company further agrees that if a Subsidiary is in the process of refinancing any portion of the Senior Debt with a new lender, and if Purchaser makes a request of Company, Company shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

13.

Company hereby agrees to execute such documents and/or take such further action as Purchaser may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by Purchaser.

14.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

15.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles.  Company and Purchaser submit to the exclusive jurisdiction of the state and federal courts located in New York, New York in any action, suit, or proceeding of any kind, against it which arises out of or by reason of this Agreement.  COMPANY AND PURCHASER WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

16.

This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments.  Company is not relying on any representations by Purchaser or a Subsidiary in entering into this Agreement and Company has kept and will continue to keep itself fully appraised of the financial and other condition of the Subsidiaries.  This Agreement may be amended only by written instrument signed by Company and Purchaser.

[Signature Page attached]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Four Rivers BioEnergy, Inc.,
a Nevada corporation

By:	/s/ Martin E Thorp
	Name:	Martin E Thorp
	Title:	Director

Address for Notice:
14 South Molton Street
London, England W1K 5QP

The undersigned approve of the terms of this Agreement.

The Four Rivers BioEnergy Company, Inc.,
a Kentucky corporation

By:	/s/ Martin E Thorp
	Name:	Martin E Thorp
	Title:	Director

Address for Notice:			With a copy to:
1637 Shar-Cal Road			Stout, Farmer & King, PLLC
Calvert City, Kentucky 40209			329 North 5th Street
Paducah, KY 42002-7766

Four Rivers Real Estate Inc. (f/k/a Four Rivers STT
Developments, Inc.), a Kentucky corporation

By:	/s/ Martin E Thorp
	Name:	Martin E Thorp
	Title:	Director

Address for Notice:			With a copy to:
1637 Shar-Cal Road			Stout, Farmer & King, PLLC
Calvert City, Kentucky 40209			329 North 5th Street
Paducah, KY 42002-7766